Exhibit 99.1

USA Rare Earth Appoints Dr. Thomas Caulfield to Board of Directors

STILLWATER, OK, March 12, 2026 – USA Rare Earth, Inc. (Nasdaq: USAR) (“USAR”) today announced the appointment of Dr. Thomas Caulfield to its Board of Directors, effective March 9, 2026.

Dr. Caulfield currently serves as Executive Chairman of GlobalFoundries (Nasdaq: GFS) and brings decades of experience spanning engineering, executive management, and global operations at leading technology companies. Most recently, from 2018-2025, he was President and Chief Executive Officer of GlobalFoundries, where he led the company from a startup through its successful IPO and current profitable growth in a rapidly evolving semiconductor industry and external environment. He has deep experience in operations, process development, and the expansion and ramp-up of semiconductor manufacturing production. Dr. Caulfield also serves as a board member at Sandisk Corp.

“Tom is a proven leader who understands how to scale complex, industrial platforms and deliver strategic capacity at the intersection of technology, manufacturing, and national priorities,” said Michael Blitzer, Chairman of USA Rare Earth’s Board. “I’m delighted he has joined USA Rare Earth’s Board of Directors and look forward to working with him as we continue to build a leading global rare earth value chain, from mine to magnet.”

Dr. Caulfield added, “USA Rare Earth is building a strategic platform at a pivotal moment for U.S. industrial resilience. As a recent shareholder, I’m excited to join the company’s board and support its essential mission: to close the rare earth element and critical mineral supply gap for essential industries.”

Dr. Caulfield succeeds Ms. Tready A. Smith, after her five years of distinguished service on the board. The company appreciates her many years of leadership, guidance, and strategic insight. Following this transition, the company’s board continues to have eight members.

Dr. Caulfield’s appointment follows recent announcements that advance USA Rare Earth’s efforts to build a global fully integrated mine-to-magnet platform. In January, the company announced a letter of intent with the U.S. government for access to $1.6 billion in funding through the CHIPS Act and other federal sources while concurrently raising $1.5 billion in private investment. Last week, USAR announced a definitive agreement that is expected to establish the company as the sole operator and 100% economic beneficiary of the Round Top Project, North America’s richest known deposit of heavy rare earths and critical minerals. Earlier this week, the company announced the expansion of its leadership team to deepen engagement with policymakers, investors, and other stakeholders.

About Dr. Thomas Caulfield

Dr. Thomas Caulfield brings decades of experience spanning engineering, executive management and global operations at leading technology companies. From 2018-2025, he was President and Chief Executive Officer of GlobalFoundries (Nasdaq: GFS), where he led operations, process development, and the expansion and ramp-up of semiconductor manufacturing production, including the company’s successful 2021 IPO, the largest semiconductor IPO in history at that time.

Prior to joining GlobalFoundries, Dr. Caulfield was President and COO of Soraa, the world’s leading developer of solid-state lighting technology, and President and COO of Ausra, a provider of large-scale power generation technology. He has also held various leadership roles at Novellus Systems Inc. and IBM. Dr. Caulfield currently serves as Executive Chairman of GlobalFoundries and is a board member at Sandisk Corp., following its spin-off from Western Digital Corp; he was previously a board member at Western Digital.

Dr. Caulfield holds a B.S. in physics from St. Lawrence University, as well as B.S., M.S. and Doctor of Engineering degrees in materials science and engineering from Columbia University. Dr. Caulfield was also a postdoctoral fellow at Columbia’s Engineering Center for Strategic Materials.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare earth and permanent magnet value chain across the United States, United Kingdom, and Europe. Through its ownership of Less Common Metals Ltd. (LCM) and development of magnet manufacturing capacity in Stillwater, Oklahoma, USAR operates across the value chain—from heavy rare earth processing to metal-making, alloy production, and neodymium magnet manufacturing. By combining domestic feedstock from the Round Top deposit with advanced processing technologies, recycling capabilities, and an expanding European footprint, USAR is establishing a secure, sustainable Western-aligned supply of materials essential to defense, electrification, robotics, energy, and advanced manufacturing.

Forward-Looking Statements

Certain matters discussed in this press release are or contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements, which involve risks and uncertainties, may include statements relating to the Company’s business and investment plans and can be identified by the fact that they do not relate strictly to historical or current facts. Words such as "anticipate", "believe", "can", "continue", "could", "estimate", "expect", "forecast", "intend", "may", "might", "plan", "possible", "potential", "predict", "project", "seek", "should", "strive", "target", "will", "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: (1) litigation related to the Company’s expected and recent transactions; (2) adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of proposed transactions; (3) the expected benefits from the expected U.S. Government transaction may not be fully realized or may take longer to realize than expected, and USAR’s expected transaction with the U.S. Government may not be completed on the expected terms, or at all, including as a result of any determination by the U.S. Government that any aspect of the expected U.S. Government transaction was unauthorized or is void or voidable or USAR’s inability to comply with the broader legal and regulatory requirements and heightened scrutiny associated with government contracts; (4) USAR may not be able to execute its business plan, including development of the Round Top deposit, its manufacturing facilities and its other projects; (5) risks related to the timing and achievement of the expected business milestones related to USAR’s expected U.S. Government transaction or otherwise, including with respect to the development, commercialization, commissioning and expansion of the Round Top deposit, processing and separation facilities, metal-making and strip-casting facilities, and magnet manufacturing facilities; (6) USAR’s ability to obtain additional or replacement financing, as needed; (7) the significant long-term and inherently risky investments that USAR is making in mining and manufacturing facilities may not realize a favorable return; (8) TMRC or other businesses that USAR has acquired or may acquire may not be integrated successfully, or that the integration may be more costly or difficult than expected; (9) the benefits from any of the transactions that USAR has completed or is pursuing may not be fully realized or may take longer to realize than expected; (10) USAR’s ability to build and/or maintain relationships with customers and suppliers; (11) USAR’s ability to grow and manage growth properly; (12) USAR’s ability to attract and retain management and key employees; (13) competition in the feedstock, metal making and magnet manufacturing industries; (14) the risk that the Round Top Deposit might not be able to be commercially mined and the ongoing exploration programs may not result in the development of profitable commercial mining operations; (15) the uncertainty in any mineral estimates or any geological, metallurgical, and geotechnical studies and opinions; (16) the costs of production, capital expenditures and requirements for additional capital, including the need to raise additional capital to implement USAR’s strategic plans and access the financing from the expected U.S. Government transaction; (17) the overall supply and demand for rare earth minerals; (18) the timing of future cash flow provided by operating activities, if any; and (19) substantial doubt regarding USAR’s ability to continue as a going concern for the twelve months following the issuance of its Condensed Consolidated Financial Statements for the quarter ended September 30, 2025. Detailed information regarding factors that may cause actual results to differ materially has been and will be included in USAR’s filings with the SEC, including its most recent and upcoming Annual Report on Form 10-K, its latest Quarterly Reports on Form 10-Q, and the Current Report on Form 8-K that USAR filed with the SEC on January 26, 2026. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements speak only as of their date, and USAR does not undertake any obligation to update any forward-looking statements to reflect events or circumstances occurring after their date or to reflect the occurrence of unanticipated events.

Investor Relations Contact
J.B. Lowe

Vice President of Investor Relations

IR@usare.com

Media Relations Contact
Teneo
USARareEarth@teneo.com